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EXHIBIT 3.1.2

                                                            Entity #
                                                            C6621-1999
                                                            Document Number
                                                            20060038959-12

DEAN HELLER
Secretary of State                                          Date Filed:
204 North Carson St. Suite 1                                1/24/2006 1:54:45 PM
Carson City, Nevada                                         In the office of


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Certificate of Change Pursuant                              Dean Heller
to NRS 78.209                                               Secretary of State

               Certificate of Change filed Pursuant to NRS 78.209
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                         For Nevada Profit Corporations
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1. Name of corporation
   MIV Therapeutics, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
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The authorized capital of the Corporation is currently 80,000,000 shares of common stock with a par value of one-tenth of a cent ($0.001) and 20,000,000 shares of preferred stock with a par value of one-tenth of a cent ($0.001).
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4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
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The authorized capital of the Corporation after the change will be 140,000,000 shares of common stock with a par value of one-tenth of a cent ($0.001) and 20,000,000 shares of preferred stock with a par value of one-tenth of a cent ($0.001).
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5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

None.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None.

7. Effective date of filing (optional):  Immediately

8. Officer Signature:  /s/ Alan Lindsay           Alan Lindsay, President
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                         Signature                          Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.